UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 5, 2005

SALEM COMMUNICATIONS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-26497	77-0121400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4880 Santa Rosa Road, Camarillo, California		93012
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (805) 987-0400

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      [   ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      [   ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      [   ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      [   ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

ITEM 7.01 REGULATION FD DISCLOSURE

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

EXHIBITS

SIGNATURE

EXHIBIT INDEX

Exhibit 99.1

ITEM 2.02     RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On May 5, 2005, Salem Communications Corporation (“Salem”) issued a press release regarding its results of operations for the quarter ended March 31, 2005.

ITEM 7.01     REGULATION FD DISCLOSURE

On May 5, 2005, Salem issued a press release regarding its results of operations for the quarter ended March 31, 2005.  Additionally, the press release contained information regarding Salem’s stock repurchase plan.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(c)     Exhibits. The following exhibit is furnished with this report on Form 8-K:

Exhibit No.	Description
99.1	Press release, dated May 5, 2005, of Salem Communications Corporation regarding its results of operations for the quarter ending March 31, 2005 and its stock repurchase plan.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SALEM COMMUNICATIONS CORPORATION
Date: May 5, 2005
By: /s/ EVAN D. MASYR
Evan D. Masyr
Vice President of Accounting and Corporate Controller

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated May 5, 2005, of Salem Communications Corporation regarding its results of operations for the quarter ending March 31, 2005 and its stock repurchase plan.

Exhibit 99.1

SALEM COMMUNICATIONS ANNOUNCES FIRST QUARTER 2005 RESULTS

First Quarter Same Station Revenue and Same Station Operating Income

Increase 11.0% and 17.5%, Respectively

CAMARILLO, Calif., May 5, 2005 – Salem Communications Corporation (Nasdaq: SALM), the leading radio broadcaster focused on Christian and family-themed programming, announced today results for the first quarter ended March 31, 2005.

Commenting on these results, Edward G. Atsinger III, President and CEO said, “Our first quarter performance, which significantly exceeded that of the overall radio industry, was driven by revenue growth of 25.5% from our national advertising business as well as 15.7% same station revenue growth at our Contemporary Christian Music radio stations.  We also were able to leverage our 11.0% same station revenue growth into 17.5% same station operating income growth.”

Mr. Atsinger continued, “We are well positioned to drive returns for our shareholders over the long-term as we develop to maturity the significant number of radio stations we have that are in a start-up or early development stage.  This is our most significant growth opportunity and we intend to fully exploit it by continuing the development of our Contemporary Christian Music and News Talk stations.”

First Quarter 2005 Results

For the quarter ended March 31, 2005, net broadcasting revenue increased 10.8% to $47.8 million from $43.2 million for the same period a year ago. The company reported operating income of $9.0 million for the quarter, compared with operating income of $7.8 million for the same period last year.  The company reported net income of $2.4 million, or $0.09 per diluted share, for the quarter compared to net income of $1.2 million, or $0.05 per diluted share, for the same period last year.

Station operating income, SOI, increased 10.8% to $17.3 million for the first quarter of 2005 from $15.6 million for the corresponding period last year.  SOI margin was 36.2% in both the first quarter of 2005 and the first quarter of 2004.

On a same station basis, net broadcasting revenue increased 11.0% to $41.2 million and SOI increased 17.5% to $16.2 million for the first quarter of 2005 compared to the first quarter of 2004.  Same station results have been favorably impacted by revenue and SOI growth from our national advertising business as well as from our Contemporary Christian Music, CCM, radio stations.

EBITDA increased 13.9% to $12.3 million for the first quarter of 2005 compared to $10.8 million for the first quarter of 2004. EBITDA for the first quarter of 2004 includes $0.2 million of loss on disposal of assets.  Excluding this item, Adjusted EBITDA increased 11.4% for the first quarter of 2005 compared to the first quarter of 2004.

Per share numbers were calculated based on 26,022,654 weighted average diluted shares for the quarter ended March 31, 2005, and 23,678,124 weighted average diluted shares for the comparable 2004 period.

SOI Margin Composition Analysis

The following presentation of the company’s radio station portfolio, which is for analytical purposes only, separates each station into one of four categories based upon first quarter performance.  The company believes this analysis is helpful in assessing the portfolio’s financial and operational development.

Three Months Ended March 31,

(Net Broadcasting Revenue and SOI in millions)

	2004				2005
				Average				Average
SOI Margin %	Stations	Revenue	SOI	SOI %	Stations	Revenue	SOI	SOI %
50% or greater	15	$ 14.1	$ 8.5	60.0%	16	$ 15.8	$ 9.7	61.4%
30 to 49%	34	15.9	6.4	40.1%	27	16.2	6.8	42.2%
0 to 29%	32	9.0	1.1	12.4%	37	9.8	1.8	17.8%
Less than 0%	11	1.2	(0.3)	(20.7)%	23	2.2	(0.8)	(35.1)%
Subtotal	92	40.2	15.7	39.0%	103	44.0	17.5	39.7%
Other	--	3.0	(0.1)	(2.6)%	--	3.8	(0.2)	(4.4)%
Total	92	$ 43.2	$ 15.6	36.2%	103	$ 47.8	$ 17.3	36.2%

Balance Sheet

As of March 31, 2005, the company had net debt of $295.7 million and was in compliance with all of its covenants under its credit facilities and bond indentures.  Salem’s bank leverage ratio was 4.7 as of March 31, 2005 versus a compliance covenant of 6.75.  Salem’s bond leverage ratio was 5.4 as of March 31, 2005 versus a compliance covenant of 7.0.

Acquisitions

Since December 31, 2004, Salem has announced the following acquisitions:

-   KCRO (660 AM) in Omaha, Neb. (Omaha-Council Bluffs, Neb.-Iowa market) for $3.1 million (now   operated by Salem under a local marketing agreement);

-   WGUL (860 AM) in Dunedin, Fla. (Tampa-St. Petersburg-Clearwater market), and WLSS (930 AM) in Sarasota, Fla. (Sarasota-Bradenton market), for $9.5 million; and

-   KHLP (1420 AM) in Omaha, Neb. (Omaha-Council Bluffs market), for $0.9 million.

Since December 31, 2004, Salem has completed the following acquisitions:

-   KAST (92.9 FM) in Astoria, Ore. (Portland market), for $8.0 million;

-   WKAT (1360 AM) in Miami, Fla. (Miami-Ft. Lauderdale-Hollywood market), for $10.0 million;

-   KGBI (100.7 FM) in Omaha,  Neb. (Omaha-Council Bluffs, market), for $10.0 million ($8.0 million cash and $2.0 million promotional consideration);

-   WHK (previously WRMR) (1420 AM), in Cleveland, Ohio (Cleveland market), for $10.0 million; and

-   Christianity.com, an online provider of compelling Christian content and a wide range of ministry resources, for $3.4 million.

Since December 31, 2004, Salem has completed the following acquisitions via exchange:

-   WIND (560 AM) in Chicago, Ill., (Chicago market), KKHT (100.7 FM), in Winnie, Texas (Houston-Galveston market), and KNIT (1480 AM), in Dallas, Texas (Dallas-Ft. Worth market) (part of an exchange with Univision); and

-   KGMZ (107.9 FM) in Honolulu, Hawaii (Honolulu market) (part of an exchange with Cox).

The acquisition via exchange of KSFS (94.3 FM) in Sacramento, Calif., (Sacramento market), which is part of an exchange with Univision, is pending and is expected to be completed in the second quarter of 2005.

Divestitures

Since December 31, 2004, Salem has announced the divestiture of:

-   WCCD (1000 AM) in Parma, Ohio (Cleveland market) for $2.1 million.

Since December 31, 2004, Salem has completed the divestitures via exchange of:

-   WZFS (106.7 FM) in Des Plaines, Ill. (Chicago market) (part of an exchange with Univision); and

-   KHNR (650 AM) and KJPN (940 AM) in Honolulu, Hawaii (Honolulu market) (part of an exchange with Cox).

The divestiture via exchange of KSFB (100.7 FM) in San Rafael, Calif., (San Francisco market), which is part of an exchange with Univision, is pending and is expected to be completed in the second quarter of 2005.

Second Quarter 2005 Outlook

For the second quarter of 2005, Salem is projecting net broadcasting revenue between $50.9 million and $51.4 million.  Net income for the second quarter of 2005 is projected to be between $0.11 per diluted share and $0.13 per diluted share.  Salem is projecting SOI between $18.5 million and $19.0 million for the second quarter of 2005.

Second quarter 2005 outlook reflects the following:

-   Start up costs associated with recently acquired stations in the Atlanta, Chicago, Cleveland, Dallas, Detroit, Honolulu, Houston, Sacramento, Miami, Omaha and Tampa markets.

-   Costs associated with the introduction of News Talk programming on our stations in Baltimore, Dallas, Philadelphia, San Antonio and San Francisco;

-   The exchange of WPPN (106.7 FM) in Des Plaines, Ill. (Chicago market), and KVVZ (100.7 FM) in San Rafael, Calif. (San Francisco market) to Univision Communications for WIND (560 AM) in Chicago, Ill. (Chicago market), KKHT (100.7 FM) in Winnie, Texas (Houston-Galveston market); KSFS (94.3 FM) in Jackson, Calif. (Sacramento market), and KNIT (1480 AM) in Dallas, Texas (Dallas-Ft. Worth market);

-   Continued growth from Salem’s underdeveloped radio stations, particularly our News Talk and CCM stations;

-   Reduced inventory loads at KLTY (94.9 FM), our CCM radio station in Dallas;

-   Second quarter 2005 net broadcasting revenue growth in the mid to high single digits and same station net broadcasting revenue growth in the mid single digits; and

-   Second quarter 2005 SOI approximately even with second quarter 2004 SOI, due to the impact of start-up costs associated with recently acquired stations, and same station SOI growth in the mid to high single digits.

Full Year 2005 Outlook

Additionally, for 2005 as a whole, the company expects corporate expenses of approximately $20.0 million. This includes costs associated with the implementation of the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 of approximately $0.8 million and increased litigation related costs of approximately $0.7 million. Salem also expects acquisition related and income producing capital expenditures of approximately $7.5 million and maintenance capital expenditures of approximately $5.5 million. Acquisition related and income producing capital expenditures include the upgrades of our radio station signals at WYLL (1160 AM) in Chicago, Ill. (Chicago market), and WFSH (104.7 FM) in Athens, Ga. (Atlanta market), as well as studio construction costs in Honolulu, Hawaii that will allow the company to eliminate office rent expense in that market.

Stock Repurchases

In November, 2004, the company reported that its board of directors authorized a stock repurchase program for up to $25 million of company stock, which could occur through open-market or privately negotiated transactions.  This authority was given subject to the company remaining in compliance with its credit facilities and bond indentures, which contain limitations on the company’s ability to enter into such transactions.  Currently, these limitations may prevent us from repurchasing more that $5 million of company stock.  To date, no stock repurchases have been made.  In making any repurchases, the company intends to be opportunistic and will evaluate potential repurchases based on the market’s valuation of the company stock, available acquisition opportunities, indebtedness and other factors.

Salem will host a teleconference to discuss its results today at 5:00 PM Eastern Time.  To access the teleconference, please dial 973-582-2734 ten minutes prior to the start time.  The teleconference will also be available via live webcast on the investor relations portion of the company’s website, located at www.salem.cc.   If you are unable to listen to the live teleconference at its scheduled time, there will be a replay available through May 19, 2005. This replay can be accessed by dialing (973) 341-3080, pass-code 599890 or heard on the company’s website.

Salem Communications Corporation (Nasdaq: SALM), headquartered in Camarillo, is the leading U.S. radio broadcaster focused on Christian and family-themed programming. Upon the close of all announced transactions, the company will own 105 radio stations, including 67 stations in 24 of the top 25 markets.

In addition to its radio properties, Salem owns Salem Radio Network®, which syndicates talk, news and music programming to approximately 1,900 affiliates; Salem Radio Representatives™, a national radio advertising sales force; Salem Web Network™, a leading Internet provider of Christian content and online streaming; and Salem Publishing™, a leading publisher of Christian-themed magazines. Additional information about Salem may be accessed at the company’s website, www.salem.cc.

Media Contact:

Denise Davis

Director of Communications

Salem Communications

(805) 987-0400 ext. 1081

denised@salem.cc

Forward Looking Statements

Statements used in this press release that relate to future plans, events, financial results, prospects or performance are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those anticipated as a result of certain risks and uncertainties, including but not limited to the ability of Salem to close and integrate announced transactions, market acceptance of Salem’s radio station formats, competition from new technologies, adverse economic conditions, and other risks and uncertainties detailed from time to time in Salem's reports on Forms 10-K, 10-Q, 8-K and other filings filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Salem undertakes no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events.

Regulation G

Station operating income, EBITDA and Adjusted EBITDA are financial measures not prepared in accordance with generally accepted accounting principles (“GAAP”). Station operating income is defined as net broadcasting revenues minus broadcasting operating expenses.  EBITDA is defined as net income before interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA adjusted for the gain or loss on the disposal of assets.  In addition, Salem has provided supplemental information as an attachment to this press release, reconciling these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP. The company believes these non-GAAP financial measures, when considered in conjunction with the most directly comparable GAAP financial measures, provide useful measures of the company’s operating performance.

Station operating income, EBITDA and Adjusted EBITDA are generally recognized by the broadcasting industry as important measures of performance and are used by investors as well as analysts who report on the industry to provide meaningful comparisons between broadcasting. Station operating income, EBITDA and Adjusted EBITDA  are not a measure of liquidity or of performance in accordance with GAAP, and should be viewed as a supplement to and not a substitute for, or superior to, the company’s results of operations presented on a GAAP basis such as operating income and net income. In addition, Salem’s definition of station operating income, EBITDA and Adjusted EBITDA is not necessarily comparable to similarly titled measures reported by other companies.

Salem Communications Corporation
Condensed Consolidated Statements of Operations
(in thousands, except share, per share and margin data)

	Three Months Ended
	March 31,
	2004	2005

Net broadcasting revenue	$ 43,157	$ 47,813
Other media revenue	1,946	2,428
Total revenue	45,103	50,241
Operating expenses:
Broadcasting operating expenses	27,544	30,517
Other media operating expenses	2,162	2,377
Corporate expenses	4,304	5,047
Depreciation and amortization	3,097	3,350
(Gain) loss on disposal of assets	224	(18)
Total operating expenses	37,331	41,273
Operating income	7,772	8,968
Other income (expense):
Interest income	29	23
Interest expense	(5,670)	(5,112)
Other expense, net	(111)	(68)
Income before income taxes	2,020	3,811
Provision for income taxes	777	1,419
Net income	$ 1,243	$ 2,392

Basic net earnings per share	$ 0.05	$ 0.09
Diluted net earnings per share	$ 0.05	$ 0.09

Basic weighted average shares outstanding	23,526,105	25,963,607
Diluted weighted average shares outstanding	23,678,124	26,022,654

Other Data:
Station operating income	$ 15,613	$ 17,296
Station operating margin	36.2%	36.2%

Salem Communications Corporation
Condensed Consolidated Balance Sheets
(in thousands)

	December 31,	March 31,
	2004	2005

Assets
Cash	$ 10,994	$ 5,862
Accounts receivable, net	29,535	28,413
Deferred income taxes	4,683	4,361
Other current assets	3,712	2,582
Property, plant and equipment, net	102,987	109,820
Intangible assets, net	420,466	455,951
Bond issue costs	3,342	3,192
Bank loan fees	3,710	3,497
Fair value of interest rate swap	4,142	-
Other assets	2,213	1,932
Total assets	$ 585,784	$ 615,610

Liabilities and Stockholders' Equity
Current liabilities	$ 20,045	$ 21,437
Long-term debt and capital lease obligations	281,024	304,194
Deferred income taxes	32,715	38,794
Other liabilities	4,363	1,126
Stockholders' equity	247,637	250,059
Total liabilities and stockholders' equity	$ 585,784	$ 615,610

Salem Communications Corporation
Supplemental Information
(in thousands)

	Three Months Ended
	March 31,
	2004	2005

Capital expenditures
Acquisition related / income producing	$ 2,047	$ 2,074
Maintenance	1,737	1,842

Total capital expenditures	$ 3,784	$ 3,916

Tax information
Cash tax expense	$ 86	$ 18
Deferred tax expense	691	1,401

Provision for income taxes	$ 777	$ 1,419

Tax benefit of non-book amortization	$ 2,877	$ 3,158

Reconciliation of Same Station Net Broadcasting Revenue to
Total Net Broadcasting Revenue
Net broadcasting revenue - same station	$ 37,088	$ 41,183
Net broadcasting revenue - acquisitions / dispositions / format changes	6,069	6,630

Total net broadcasting revenue	$ 43,157	$ 47,813

Reconciliation of Same Station Broadcasting Operating Expenses to
Total Broadcasting Operating Expenses
Broadcasting operating expenses - same station	$ 23,336	$ 25,025
Broadcasting operating expenses - acquisitions / dispositions / format changes	4,208	5,492

Total broadcasting operating expenses	$ 27,544	$ 30,517

Reconciliation of Same Station Station Operating Income to
Total Station Operating Income
Station operating income - same station	$ 13,752	$ 16,158
Station operating income - acquisitions / dispositions / format changes	1,861	1,138

Total station operating income	$ 15,613	$ 17,296

Reconciliation of Station Operating Income to Operating Income
Station operating income	$ 15,613	$ 17,296
Plus:
Other media revenue	1,946	2,428
Less:
Other media operating expenses	(2,162)	(2,377)
Corporate expenses	(4,304)	(5,047)
Depreciation and amortization	(3,097)	(3,350)
Gain (loss) on disposal of assets	(224)	18

Operating income	$ 7,772	$ 8,968

Reconciliation of Adjusted EBITDA to EBITDA to Net Income
Adjusted EBITDA	$ 10,982	$ 12,232
Less:
Gain (loss) on disposal of assets	(224)	18

EBITDA	10,758	12,250
Plus:
Interest income	29	23
Less:
Depreciation and amortization	(3,097)	(3,350)
Interest expense	(5,670)	(5,112)
Provision for income taxes	(777)	(1,419)

Net income	$ 1,243	$ 2,392

Salem Communications Corporation
Supplemental Information
(in millions)
	Projected
	Three Months Ending
	June 30, 2005
	Low	High

Reconciliation of Station Operating Income to Operating Income
Station operating income	$ 18.5	$ 19.0
Plus:
Other media revenue	2.7	2.7
Less:
Other media operating expenses	(2.5)	(2.5)
Corporate expenses	(4.9)	(4.9)
Depreciation and amortization	(3.4)	(3.4)

Operating income	$ 10.4	$ 10.9